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                                                                       Exhibit 5

                                  KUTAK ROCK
                         1101 Connecticut Avenue, N.W.
                            Washington, D.C. 20036
                                (202) 828-2400


                               December 10, 1997

Board of Directors
HopFed Bancorp, Inc.
2700 Fort Campbell Boulevard
Hopkinsville, Kentucky 42240

     RE:  Registration Statement on Form S-1

Ladies and Gentlemen:

     You have requested our opinion as special counsel to HopFed Bancorp, Inc. (the "Corporation") in connection with the Registration Statement on Form S-1 and Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (Registration No. 30215) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (collectively, the "Registration Statement"). The Registration Statement relates to up to 4,033,625 shares of common stock of the Corporation (the "Common Stock") to be issued in connection with the simultaneous conversion of Hopkinsville Federal Savings Bank from mutual to stock form and reorganization into a holding company form ownership as a wholly owned subsidiary of the Corporation.

     In rendering this opinion, we understand that the Common Stock will be offered and sold in the manner described in the Prospectus dated October 10, 1997 and the Prospectus Supplement which are a part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, it is our opinion that the shares of Common Stock will, when issued and sold as contemplated by the Registration Statement, be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus dated October 10, 1997 under the heading "Legal Opinions."

                               Very Truly Yours,

                               /s/ KUTAK ROCK